OMB APPROVAL
                                                      OMB Number: 3235-0145
                                                      Expires: August 31, 1991
                                                      Estimated average burden
                                                      hours per response: 14.90



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 13D

                    Under the Securities Exchange Act of 1934
                               (Amendment No. 1)*

                              CAMPBELL SOUP COMPANY
                                (Name of Issuer)

                    CAPITAL STOCK, PAR VALUE $.15 PER SHARE
                         (Title of Class of Securities)

                                   134429-10-9
                                 (CUSIP Number)

                              E.A. Dominianni, Esq.
                              c/o Coudert Brothers
                       200 Park Avenue, New York, NY 10166
                                 (212) 880-4430
           (Name, Address and Telephone Number of Person Authorized to
                       Receive Notices and Communications)

                                December 21, 1989
             (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].

Check the following box if a fee is being paid with the statement [ ]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                               Page 1 of 8 Pages

                                  SCHEDULE 13D


CUSIP No. 134429-10-9                                       Page 2 of 8 Pages

1.   NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

     John T. Dorrance III (S.S. No.: ###-##-####)

2.   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
                                                                       (a) [ ]
                                                                       (b) [X]

3.   SEC USE ONLY


4.   SOURCE OF FUNDS*

       00

5.   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS
     REQUIRED PURSUANT TO ITEMS 2(D) OR 2(E)                               [   ]


6.   CITIZENSHIP OR PLACE OF ORGANIZATION

     USA

     Number of Shares                      7.     SOLE VOTING POWER
     Beneficially Owned By                           7,957,250
     Each Reporting Person                 8.     SHARED VOTING POWER
     With                                           16,750,826
                                           9.     SOLE DISPOSITIVE POWER
                                                     7,957,250
                                           10.    SHARED DISPOSITIVE POWER
                                                    16,750,826


11.  AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

       24,708,076

12.  CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
     CERTAIN SHARES*                                                         [ ]

13.  PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

       19.1%

14.  TYPE OF REPORTING PERSON*

       IN

                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

     This Statement, constituting Amendment No. 1 to the Statement on Schedule 13D filed by John T. Dorrance III with the Securities and Exchange Commission and relating to the Capital Stock of Campbell Soup Company, amends and restates such original Statement on Schedule 13D in its entirety.

Item 1.   Security and Issuer.

     The class of equity securities to which this Statement relates is the Capital Stock, par value $.15 per share (the "Shares"), of Campbell Soup Company, a New Jersey corporation (the "Company"), which has its principal executive offices at Campbell Place, Camden, New Jersey 08103-1799.

Item 2.   Identity and Background.

     This Statement is being filed by John T. Dorrance III, a United States citizen, whose residence address is Ipy Limited, Devils Tower, Wyoming 82714, and whose principal occupation is owner and operator of Ipy Cattle Ranch in Devils Tower, Wyoming.

     During the last five years, J.T. Dorrance III (i) has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) and
(ii) has not been a party to any civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which he was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

Item 3.   Source and Amount of Funds or Other Consideration.

     Not applicable. See Item 4 of this Statement.

Item 4.   Purpose of Transaction.

     John T. Dorrance, Jr., the father of John T. Dorrance III, died on April 9, 1989. Upon the death of John T. Dorrance, Jr., the assets of a Trust under the Will of Dr. John T. Dorrance, Sr. (the "Dorrance Trust"), which assets included 40,606,324 Shares, became distributable, in part, to John T. Dorrance III, who is also a Trustee of the Dorrance Trust. On or about December 21, 1989, an initial distribution aggregating 23,932,234 Shares is being made from the Dorrance Trust, of which distribution John T. Dorrance III is receiving 7,956,730 Shares. See Items 5 and 6 below. After the death of John T. Dorrance, Jr., John T. Dorrance III, as one of the Executors of the estate of John T. Dorrance, Jr. (the "Estate"), also became a beneficial owner of 76,736 Shares held by the Estate. See Item 5 below. Bennett Dorrance, the brother of John T. Dorrance III, and Mary

                                  Page 3 of 8 Pages

Alice Dorrance Malone, the sister of John T. Dorrance III, also serve as Trustees of the Dorrance Trust and as Executors of the Estate.

     John T. Dorrance III had also deposited certain Shares in the Major Stockholders' Voting Trust (the "Voting Trust"), established by the Voting Trust Agreement dated September 8, 1987 (the "Voting Trust Agreement"), which Voting Trust was terminated on December 14, 1989. As a result of the termination of the Voting Trust, all of the Shares previously deposited in the Voting Trust by him or on his behalf (aggregating 76,440 Shares, including 76,000 Shares held by the Estate) will now be voted independently by him, either individually or, in the case of the 76,000 Shares held by the Estate, together with the other Executors of the Estate. Reference is made to Amendment No. 3 dated December 15, 1989 to the Schedule 13D filed with the Securities and Exchange Commission by the Trustees of the Voting Trust for further information concerning the termination of the Voting Trust.

     John T. Dorrance III, Bennett Dorrance and Mary Alice Dorrance Malone (collectively, the "Dorrances") have communicated and intend to continue to communicate with each other on a regular basis concerning their individual objectives in respect of their current equity positions in the Company. As communicated to each other, these objectives include retaining their respective equity interests in the Company for the long-term and furthering a common objective of promoting the long-term growth of the Company. With the election of Mary Alice Dorrance Malone to the Board on December 20, 1989, at the present time each of the Dorrances serves as a member of the Board of Directors of the Company. In addition to the discussions which John T. Dorrance III has had with Bennett Dorrance and Mary Alice Dorrance Malone, John T. Dorrance III, as well as Bennett Dorrance and Mary Alice Dorrance Malone, have had discussions with members of other branches of the John T. Dorrance, Sr. family and others, who individually have substantial equity interests in the Company, concerning their objectives and goals in the context of their respective participations in the Company. While there are no agreements or understandings, John T. Dorrance III intends to continue such discussions in order to exchange views with some or all of the other family members or other major shareholders concerning their respective objectives and goals for the Company.

     John T. Dorrance III intends to continue his equity participation in the Company and is committed to seeking to positively influence, through his participation on the Board of Directors, the maintenance of the Company as an independent concern, as well as the future direction and internal growth of the Company, with the goal of maximizing the long-term value of the Company's Shares for the benefit of all shareholders of the Company.

                               Page 4 of 8 Pages

John T. Dorrance III intends to continue to consult with Bennett Dorrance and Mary Alice Dorrance Malone on a regular basis concerning their respective investments in the Company and concerning their views in respect of any proposals which may be made concerning the Company. As co-Executors of the Estate, and as co-Trustees of the Dorrance Trust, the Dorrances have been jointly conferring, in their fiduciary capacities, in respect of voting the Shares held in the Estate and in the Dorrance Trust. With respect to the Shares which may be received by John T. Dorrance III as a result of distributions from the Estate or the Trust, it is his current intention to continue to discuss with the other Dorrances the manner in which they would intend to vote their individual Shares, although there is no understanding or agreement that any of them will be bound to vote as the others vote in respect of any matter which may be brought before the shareholders of the Company. While John T. Dorrance III intends to continue to confer regularly with Bennett Dorrance and Mary Alice Dorrance Malone concerning their respective investments in the Company, there are no agreements or understandings among them relating to the acquisition or disposition of any Shares, nor are there any agreements or understandings among them that they will, in fact, act in concert in respect of any particular matter. Accordingly, John T. Dorrance III disclaims that a group has been formed with Bennett Dorrance, Mary Alice Dorrance Malone or any other person within the meaning of Rule 13d-5 promulgated under the Securities Exchange Act of 1934.

     John T. Dorrance III may increase his equity ownership in the Company, by way of open market or privately-negotiated purchases of additional Shares, if such Shares become available on appropriate terms.

     Except as discussed above in this Item 4 and except for his consideration of proposals which may come before the Board of Directors of the Company from time to time, John T. Dorrance III has no present plans or proposals (but he reserves the right to develop such plans and proposals) which relate to or would result in any of the following actions:

     (a) the acquisition by any person of additional securities of the Company, or the disposition of securities of the Company;

     (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the Company or any of its subsidiaries;

     (c) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries;

     (d) a change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the Board;

                               Page 5 of 8 Pages

     (e) a material change in the present capitalization or dividend policy of the Company;

     (f)  a material change in the Company's business or corporate structure;

     (g) changes in the Company's by-laws or charter or other action which may impede the acquisition of control of the Company by any person;

     (h) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association;

     (i) causing a class of equity securities to become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934; or

     (j)  any action similar to those enumerated in (a) through (i) above.

Item 5.  Interests in Securities of the Issuer.

     As of the date hereof, John T. Dorrance III may be deemed to beneficially own 24,708,076 Shares, or approximately 19.1% of the outstanding Shares, in respect of which he has dispositive power and voting power as follows:

          (i) 7,957,250 Shares -- sole dispositive power and sole voting power (including 7,956,730 Shares being received on or about December 21, 1989 as a distribution from the Dorrance Trust and 440 Shares previously held in the Voting Trust).

          (ii) 76,736 Shares -- shared dispositive power and shared voting power. John T. Dorrance III holds these Shares as one of the Executors under the Will of John T. Dorrance, Jr. Of these Shares, 76,000 Shares were previously held in the Voting Trust. John T. Dorrance III disclaims beneficial ownership of such 76,736 Shares.

          (iii) 16,674,090 Shares -- shared dispositive power and shared voting power. John T. Dorrance III holds these Shares as one of the Trustees of the Dorrance Trust. Upon the death of John T. Dorrance, Jr., the assets of the Dorrance Trust became distributable in equal amounts of 13,535,441 Shares to John T. Dorrance III, Bennett Dorrance and Mary Alice Dorrance Malone. Prior to the death of John T. Dorrance, Jr., John T. Dorrance III renounced a 5% interest in the assets of the Dorrance Trust that became distributable to him and transferred such interest to

                               Page 6 of 8 Pages
     guardianship accounts for the benefit of his minor children. However, until distribution of the remaining Shares and other assets in the Dorrance Trust, the number of Shares, if any, which will be transferred to such guardianship accounts is not ascertainable. John T. Dorrance III, as a Trustee of the Dorrance Trust, may be considered a beneficial owner of the entire 16,674,090 Shares remaining in the Dorrance Trust, but disclaims beneficial ownership thereof except as to the remaining Shares he will receive outright upon the complete distribution of the Dorrance Trust (see
     Item 6 below).

Item 6. Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer.

     As a Trustee of the Dorrance Trust, John T. Dorrance III, Bennett Dorrance and Mary Alice Dorrance Malone currently have shared dispositive power and shared voting power over the 16,674,090 Shares remaining in the Dorrance Trust. The other Trustees of the Dorrance Trust are W.B. Murphy and Chemical Bank (New Jersey) N.A. It is currently anticipated that the distribution of all of the Shares remaining in the Dorrance Trust will be completed early in 1990. After the final distribution of such Shares by the Dorrance Trust, each of John T. Dorrance III, Bennett Dorrance and Mary Alice Dorrance Malone will no longer have an interest in the Shares to be distributed to the others. John T. Dorrance III, Bennett Dorrance and Mary Alice Dorrance Malone also serve as Executors of the Estate, which holds 76,736 Shares.

Item 7.   Material to be Filed as Exhibits.

          (a) Power of Attorney granted by John T. Dorrance III in favor of Bennett Dorrance, Mary Alice Dorrance Malone and E.A. Dominianni.


Signature


     After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Statement is true, complete and correct.



Dated: December 21, 1989
                                                   /s/ John T. Dorrance III
                                                   by: /s/ E.A. Dominianni
                                                       John T. Dorrance III
                                                       By: E.A. Dominianni
                                                           Attorney-in-Fact

                                Page 7 of 8 pages